Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 28, 2007, with respect to the financial statements of First Security Benefit Life Insurance and Annuity Company of New York, and to the use of our report dated April 9, 2007, with respect to the financial statements of Variable Annuity Account B - SecureDesigns Variable Annuity of First Security Benefit Life Insurance and Annuity Company of New York, included in Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-120600) and Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-21613) and the related Statement of Additional Information accompanying the Prospectus for the SecureDesigns Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2007